UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road
Winston-Salem, North Carolina	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2024, Hanesbrands Inc. (the “Company”), ABG-Sparrow IPCo LLC, a Delaware limited liability company (“Authentic”), and, solely for purposes of Section 11.17 of the Purchase Agreement (as defined below), Authentic Brands Group LLC, a Delaware limited liability company, entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell the intellectual property and certain operating assets of the Company’s global Champion business (the “Business”) to Authentic (the “Transaction”) in a transaction that values the global Champion business at approximately $1.2 billion.

The Transaction, which has been approved by the Company’s Board of Directors, is expected to close in the second half of 2024, subject to the satisfaction or waiver of certain customary closing conditions, including, among other things: (i) the accuracy of representations and warranties of each party to the Purchase Agreement; (ii) the performance by each party of its obligations and covenants in all material respects; (iii) the absence of any applicable law or injunction enjoining or otherwise prohibiting the consummation of the Transaction; (iv) the receipt of regulatory approvals in certain foreign jurisdictions; (v) the absence of a material adverse effect with respect to the Business between the signing of the Purchase Agreement and the closing of the Transaction; and (vi) the consummation of pre-closing restructuring transactions with respect to the Business. The Company and Authentic Brands Group LLC made a filling pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) on April 23, 2024, and the waiting period applicable to the Transaction under the HSR Act expired on May 23, 2024.

At the closing of the Transaction, Authentic will make a payment to the Company of $708 million plus the estimated working capital of the Business, other than Deferred Business (as defined below), plus additional consideration in respect of certain costs expected to be incurred by the Company and subject to customary adjustments related to debt, cash, and transaction expenses. After the closing of the Transaction, the Company will provide certain transition services to Authentic and will continue to operate the Business in certain sectors and geographies through a transition period ending on January 31, 2025 (the “Deferred Business”). At the end of the transition period, Authentic will purchase from the Company the remaining inventory of the Deferred Business.

The Company is entitled to contingent consideration of up to $300 million in cash upon achievement of certain performance thresholds over a five-year period. The Transaction excludes the operating assets of the Business in Japan, which will be retained by the Company. The Company will continue to operate the Business in Japan as a licensee of Authentic pursuant to the terms of a license agreement to be entered into with Authentic at the closing of the Transaction.

In connection with the transactions contemplated by the Purchase Agremeent, the Company is obligated to shut down and vacate certain Champion-branded U.S. retail stores and certain other facilities no later than June 30, 2025 (subject to extension in certain circumstances).

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. The covenants relate to, among other things, the following: (i) the Company’s obligation to operate the Business in all material respects in the ordinary course between execution of the Purchase Agreement and the closing of the Transaction; (ii) the Company’s obligation to operate the Deferred Business following the closing in compliance with the terms of the Purchase Agreement; (iii) the Company’s agreement to refrain from taking certain types of actions without Authentic’s prior written consent; and (iv) customary non-compete and non-solicitation agreements.

The Purchase Agreement may be terminated by mutual written agreement of the Company and Authentic or by either the Company or Authentic in limited circumstances, including, among other things, (i) certain uncured breaches of any representation, warranty, covenant or obligation in the Purchase Agreement by the other parties; (ii) failure to complete the closing of the Transaction on or prior to December 4, 2024 (subject to extension to March 4, 2024 in the event that conditions relating to specified regulatory approvals have not been satisfied as of that date); (iii) the existence of a law or the issuance of an injunction by a governmental entity prohibiting the Transaction; and (iv) other customary conditions specified in the Purchase Agreement.

The Purchase Agreement has been filed as an exhibit to provide investors with information regarding its terms and is not intended to provide any other factual or disclosure information about us or the other parties to the Purchase Agreement. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by each party to the other in connection with the signing of the Purchase Agreement and omitted from this filing pursuant to Item

601(a)(5) of Regulation S-K. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties in the Purchase Agreement and were used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Purchase Agreement contains representations, warranties and covenants by the parties thereto, and those representations, warranties and covenants may apply standards of materiality in a way that is different from what may be viewed as material to the reader or other investors. In addition, investors are not third-party beneficiaries under the Purchase Agreement.

Accordingly, investors should not rely on the representations, warranties and covenants in the Purchase Agreement, or any description thereof, as characterizations of the actual state of facts or the Company’s condition. Investors should review the Purchase Agreement, or any descriptions thereof, not in isolation but only in conjunction with the other information about the Company that it includes in reports, statements and other filings the Company makes with the SEC.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated into this Item 5.02 by reference.

On June 4, 2024, the Company entered into a Transaction Incentive Agreement (the “Agreement”) with Vanessa LeFebvre, President, Activewear – Global. Pursuant to the terms and conditions of the Agreement, Ms. LeFebvre is eligible to receive a benefit with an aggregate value of US$2,650,000 (the “Transaction Incentive”). The Transaction Incentive will generally be comprised of the following: (i) accelerated vesting (if applicable) of Ms. LeFebvre’s then-outstanding restricted stock units and performance stock units in accordance with their terms (which generally would provide for vesting of such awards upon the closing of the Transaction occurring on or prior to March 30, 2025 if Ms. LeFebvre’s employment with the Company terminates without cause in connection with such closing (including as a result of commencing employment with the buyer), with performance stock units generally vesting at the “target” level) (the “Equity Award Acceleration”), and (if applicable) (ii) to the extent the aggregate value of the Equity Award Acceleration is less than $2,650,000, a lump-sum cash payment equal to the difference between such aggregate value and $2,650,000.

Ms. LeFebvre’s eligibility to receive the Transaction Incentive is generally conditioned upon, among other things, the Initial Closing (as defined in the Purchase Agreement) occurring on or prior to March 30, 2025, as well as Ms. LeFebvre remaining actively and continuously employed in good standing through such time.

If Ms. LeFebvre’s employment is involuntarily terminated by the Company prior to the Initial Closing other than for cause (as defined in Ms. LeFebvre’s Severance/Change in Control Agreement with the Company dated as of August 15, 2022), and the Initial Closing occurs on or prior to March 30, 2025, Ms. LeFebvre will be entitled to receive a pro-rata portion of the Transaction Incentive, payable in cash.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, the form of which is filed as Exhibit 10.2 and is hereby incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On June 5, 2024, the Company issued a press release with respect to the matters described in this Current Report on Form 8-K, a copy of which is attached hereto and furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock and Asset Purchase Agreement, dated as of June 4, 2024, by and among Hanesbrands Inc., ABG-Sparrow IPCo LLC, and, solely for purposes of Section 11.17, Authentic Brands Group LLC.*

10.2	Transaction Incentive Agreement, dated June 4, 2024, by and among Hanesbrands Inc. and Vanessa LeFebvre.

99.1	Press Release dated June 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: June 6, 2024	By:	/s/ Kristin L. Oliver
	Name:	Kristin L. Oliver
	Title:	EVP, Chief Human Resources Officer & Interim Chief Legal Officer